UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2013

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2013, the Board of Directors of The National Security Group, Inc. approved Chairman Winfield Baird's appointment of Mickey L. Murdock to serve on the Audit Committee. Mr. Murdock will fill the position on the Audit Committee vacated upon L. Brunson White's previously announced resignation from the Board of Directors.

It has been determined that Mr. Murdock meets the requirements to serve as an independent director. Mr. Murdock has extensive knowledge of the insurance industry and regulation coupled with significant experience in operations, risk management, budgeting, financial reporting and investor communications. Mr. Murdock is a Certified Public Accountant (retired).  Mr. Murdock retired from The National Security Group, Inc. in 2009 where, during his tenure, he held various positions including, Chief Financial Officer, Treasurer and Controller. Mr. Murdock has served as a director since 1976. Mr. Murdock is currently the Mayor of Elba, Alabama. He also serves as a Director of Power South, a provider of wholesale energy needs to 16 electric cooperatives and four municipal electric systems in Alabama and northwest Florida.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: April 24, 2013	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer